UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
August 27, 2026
Date of Report (date of earliest event reported)

IRIDEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-27598	77-0210467
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
1212 Terra Bella Avenue Mountain View, California 94043
(Address of principal executive offices, including zip code)

(650) 940-4700
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, par value $0.01 per share	IRIX	Nasdaq Capital Market

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 27, 2026, IRIDEX Corporation (the “Company”) received a notification of non-compliance (the “Notice”) from Nasdaq’s Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, for the last 30 consecutive business days, the minimum bid price of the Company’s common stock had been below the $1.00 per share minimum requirement for continued listing on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”).

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has 180 calendar days from receipt of the Notice, or until February 23, 2027, to regain compliance with the Minimum Bid Price Requirement (the “Cure Period”). The Company will regain compliance if the closing bid price of its common stock is at least $1.00 per share for a minimum of ten consecutive business days during the Cure Period, after which the Staff would provide written confirmation of compliance and the matter would be closed.

In the event the Company does not regain compliance with the Minimum Bid Price Requirement by the end of the Cure Period, the Company may be eligible for additional time to regain compliance. To qualify, the Company will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the Minimum Bid Price Requirement, and will need to provide written notice of its intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary. If the Company meets these requirements, the Company will be granted an additional 180 calendar days to regain compliance. If the Company does not qualify for or fails to regain compliance during the second compliance period, then the Nasdaq staff will provide written notification to the Company that its common stock will be subject to delisting. The Company would then be entitled to appeal that determination to a Nasdaq hearings panel.

The Notice has no immediate impact on the listing of the Company’s common stock and will continue to be listed and traded on Nasdaq during the Cure Period, subject to Nasdaq’s confirmation of regained compliance and the Company’s continued compliance with Nasdaq’s other continued listing requirements.

The current noncompliance with the Nasdaq listing requirements does not affect the Company’s ongoing business operations or its SEC reporting requirements. The Company intends to actively monitor the closing bid price of its common stock and is considering all available options to regain compliance with the Minimum Bid Price Requirement.

There can be no assurance that the Company will regain compliance with the Minimum Bid Price Requirement during the Cure Period, secure an extension of the compliance period beyond the Cure Period or maintain compliance with any other Nasdaq listing requirements.

Forward-Looking Statements, Risks and Uncertainties

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Privates Securities Litigation Reform Act of 1995, which involve substantial risks and uncertainties. These forward-looking statements include, but are not limited to, statements regarding the Company’s ability to regain compliance with the Minimum Bid Price Requirement, the Company’s intentions to actively monitor the closing bid price of its common stock, the Company’s plans to consider implementing available options to regain compliance with the Minimum Bid Price Requirement, the risks arising from the potential suspension of trading of the Company’s common stock on Nasdaq and other risks and uncertainties detailed from time to time in the Company’s reports filed with the SEC.

Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “believe,” “may,” “will,” “continue,” “anticipate,” “assume,” “plans,” “intends” or similar expressions and the negatives of those terms. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Investors are cautioned not to place undue reliance on the forward-looking statements. All information provided in this Current Report on Form 8-K and in the exhibits is as of the date hereof and is based on then-current expectations and the beliefs and assumptions of management. We undertake no duty to update this information unless required by law.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits
Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIDEX CORPORATION

	By:	/s/ Patrick Mercer
Patrick Mercer
Chief Executive Officer

Date: September 2, 2026